Exhibit 10.23

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”) is made and entered into this 30th day of September, 2004, to be effective as of the 30th day of June, 2004, between HCS I, Inc., a Louisiana corporation (the “Company”), and JOHN C. HULL (the “Executive”) with reference to the foregoing.

RECITALS

A.            The Company and the Executive entered into that certain Employment Agreement dated January 30, 2004, but effective as of March 1, 2003 (the “Existing Employment Agreement”); and

B.            The Company and the Executive now desire to amend the Existing Employment Agreement as provided below.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Section 2 of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

“Section 2.  TERM OF AGREEMENT.  Subject to Section 5, the term (the “Term”) of this Agreement shall commence on the Effective Date and shall continue through the earlier of (i) December 31, 2004 or (ii) the “effective date” of a plan of reorganization of Hollywood Casino Shreveport (“HCS”) which has been confirmed by the bankruptcy court having jurisdiction thereof and provides, among other things, for the sale or other disposition of the ownership of HCS in a transaction that extinguishes or restructures HCS’s indebtedness to its bondholders (the “HCS Plan of Reorganization Effective Date”).  The Company may extend the Term of this Agreement for up to an additional six months with thirty (30) days prior written notice to the Executive of its desire to extend the Term.”

2.             Section 3(b) of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

“(b)  ANNUAL BONUS.  In addition to the Base Salary, the Company shall pay to the Executive an annual bonus of $80,000 (the “Annual Bonus”), payable as soon as reasonably practicable after the first to occur of (i) the close of the calendar year or (ii) the expiration or earlier termination of this Agreement.  The Annual Bonus shall be prorated for the actual time the Executive is employed by the Company under this Agreement.”

3.             A new Section 3(g) shall be added to the Existing Employment Agreement and shall read as follows:

“(g)  SPECIAL PERFORMANCE BONUS.  In addition to the Base Salary and the Annual Bonus, the Executive shall also be entitled to receive a special performance bonus (the “Special Performance Bonus” and, together with the Annual Bonus, the “Bonus”) which shall be (i) equal to the sum of $100,000 and (ii) due and payable on the HCS Plan of Reorganization Effective Date.”

4.             This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.             If any provision of this First Amendment or the application hereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this First Amendment and the Existing Employment Agreement or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this First Amendment and the Existing Employment Agreement shall be valid and enforced to the fullest extent permitted by law.

6.             Except as amended hereby, the Existing Employment Agreement shall continue in full force and effect without any further action by the parties thereto.  On or after the effective date of this First Amendment, references to the “Agreement” in the Existing Employment Agreement, as amended hereby, shall be deemed to mean, for purposes of determining the rights, remedies, obligations and liabilities of the parties thereto and all other purposes, the Existing Employment Agreement, as amended by this First Amendment.

IN WITNESS WHEREOF, the parties to this First Amendment have executed such First Amendment effective as of the effective date set forth above.

/s/ John C. Hull
JOHN C. HULL

HCS I, INC., a Louisiana corporation

By:	/s/ Tonya Tarrant
	Name:	Tonya Tarrant
	Title:	Vice President and Chief Financial Officer